Exhibit 99

TI reports 2Q18 financial results and shareholder returns

Conference call on TI website at 3:30 p.m. Central time today

www.ti.com/ir

DALLAS (July 24, 2018) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) reported second-quarter revenue of $4.02 billion, net income of $1.41 billion and earnings per share of $1.40. Earnings per share include a 3 cent discrete tax benefit not in the company's original guidance.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue increased 9 percent from the same quarter a year ago. Demand for our Analog and Embedded Processing products continued to be strong in the industrial and automotive markets.
•

“Our cash flow from operations of $6.6 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the trailing 12 months was $5.7 billion, or 36.6 percent of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.

•

“We have returned $5.6 billion to owners in the past 12 months through stock repurchases and dividends, and our strategy to return to owners all of our free cash flow remains consistent. Over the last 12 months, our dividends represented 41 percent of free cash flow, emphasizing their sustainability.

•

“TI’s third-quarter outlook is for revenue in the range of $4.11 billion to $4.45 billion, and earnings per share between $1.41 and $1.63, which includes an estimated $10 million discrete tax benefit. We continue to expect our ongoing annual operating tax rate to be about 20 percent in 2018 and 16 percent starting in 2019.”

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	2Q18	2Q17	Change
Revenue	$4,017	$3,693	9%
Operating profit	$1,712	$1,480	16%
Net income	$1,405	$1,056	33%
Earnings per share	$1.40	$1.03	36%

TI reports 2Q18 financial results and shareholder returns	Page 2

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	2Q18	2Q18	2Q17	Change
Cash flow from operations	$1,826	$6,589	$4,564	44%
Capital expenditures	$249	$855	$527	62%
Free cash flow	$1,577	$5,734	$4,037	42%
Free cash flow % of revenue		36.6%	28.5%

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	2Q18	2Q18	2Q17	Change
Dividends paid	$606	$2,323	$1,879	24%
Stock repurchases	$1,018	$3,247	$2,175	49%
Total cash returned	$1,624	$5,570	$4,054	37%

TI reports 2Q18 financial results and shareholder returns	Page 3

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended
	June 30,
	2018	2017
Revenue	$4,017	$3,693
Cost of revenue (COR)	1,398	1,319
Gross profit	2,619	2,374
Research and development (R&D)	384	378
Selling, general and administrative (SG&A)	441	434
Acquisition charges	79	79
Restructuring charges/other	3	3
Operating profit	1,712	1,480
Other income (expense), net (OI&E)	24	26
Interest and debt expense	30	20
Income before income taxes	1,706	1,486
Provision for income taxes	301	430
Net income	$1,405	$1,056

Diluted earnings per common share	$1.40	$1.03

Average shares outstanding (millions):
Basic	977	994
Diluted	997	1,015

Cash dividends declared per common share	$.62	$.50

Supplemental Information
(Quarterly, except as noted)

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$344	$458
Discrete tax items	(43)	(28)
Provision for income taxes (effective taxes)	$301	$430

Annual operating tax rate	20%	31%
Effective tax rate	18%	29%

A portion of Net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,405	$1,056
Income allocated to RSUs	(11)	(10)
Income allocated to common stock for diluted EPS	$1,394	$1,046

TI reports 2Q18 financial results and shareholder returns	Page 4

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	June 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,919	$1,140
Short-term investments	2,211	1,844
Accounts receivable, net of allowances of ($9) and ($16)	1,551	1,469
Raw materials	155	109
Work in process	1,079	1,099
Finished goods	856	739
Inventories	2,090	1,947
Prepaid expenses and other current assets	821	1,111
Total current assets	9,592	7,511
Property, plant and equipment at cost	5,025	4,656
Accumulated depreciation	(2,170)	(2,142)
Property, plant and equipment	2,855	2,514
Long-term investments	271	250
Goodwill	4,362	4,362
Acquisition-related intangibles	787	1,105
Deferred tax assets	205	412
Capitalized software licenses	101	114
Overfunded retirement plans	205	99
Other long-term assets	149	71
Total assets	$18,527	$16,438

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$499
Accounts payable	492	450
Accrued compensation	472	489
Income taxes payable	120	86
Accrued expenses and other liabilities	382	353
Total current liabilities	1,466	1,877
Long-term debt	5,066	3,084
Underfunded retirement plans	82	101
Deferred tax liabilities	50	33
Other long-term liabilities	1,229	635
Total liabilities	7,893	5,730
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,867	1,683
Retained earnings	36,413	34,149
Treasury common stock at cost
Shares: June 30, 2018 – 766,450,417; June 30, 2017 – 749,098,850	(29,016)	(26,345)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(371)	(520)
Total stockholders’ equity	10,634	10,708
Total liabilities and stockholders’ equity	$18,527	$16,438

TI reports 2Q18 financial results and shareholder returns	Page 5

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended
	June 30,
	2018	2017
Cash flows from operating activities
Net income	$1,405	$1,056
Adjustments to Net income:
Depreciation	144	134
Amortization of acquisition-related intangibles	79	79
Amortization of capitalized software	10	12
Stock compensation	74	75
Deferred taxes	1	(54)
Increase (decrease) from changes in:
Accounts receivable	(97)	(132)
Inventories	(58)	(104)
Prepaid expenses and other current assets	61	83
Accounts payable and accrued expenses	6	12
Accrued compensation	123	131
Income taxes payable	120	(385)
Changes in funded status of retirement plans	29	19
Other	(71)	(9)
Cash flows from operating activities	1,826	917

Cash flows from investing activities
Capital expenditures	(249)	(151)
Purchases of short-term investments	(1,213)	(1,130)
Proceeds from short-term investments	1,375	1,265
Other	6	8
Cash flows from investing activities	(81)	(8)

Cash flows from financing activities
Proceeds from issuance of long-term debt	1,500	605
Repayment of debt	(500)	(375)
Dividends paid	(606)	(498)
Stock repurchases	(1,018)	(650)
Proceeds from common stock transactions	102	84
Other	(21)	(8)
Cash flows from financing activities	(543)	(842)

Net change in Cash and cash equivalents	1,202	67
Cash and cash equivalents at beginning of period	1,717	1,073
Cash and cash equivalents at end of period	$2,919	$1,140

TI reports 2Q18 financial results and shareholder returns	Page 6

Segment results

Amounts are in millions of dollars.

	2Q18	2Q17	Change
Analog:
Revenue	$2,690	$2,411	12%
Operating profit	$1,263	$1,077	17%
Embedded Processing:
Revenue	$943	$868	9%
Operating profit	$334	$271	23%
Other:
Revenue	$384	$414	(7)%
Operating profit*	$115	$132	(13)%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes Power, Signal Chain and High Volume)

•	Revenue increased due to Power and Signal Chain. High Volume decreased.
•	Operating profit increased due to higher revenue and associated gross profit.

Embedded Processing: (includes Connected Microcontrollers and Processors)

•	Revenue increased in both product lines about equally.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Other: (includes DLP® products, calculators and custom ASIC products)

•	Revenue decreased by $30 million, and operating profit declined by $17 million.

TI reports 2Q18 financial results and shareholder returns	Page 7

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP measures is provided in the table below.

Amounts are in millions of dollars.

	For 12 Months Ended
	June 30,
	2018	2017	Change
Cash flow from operations (GAAP)	$6,589	$4,564	44%
Capital expenditures	(855)	(527)
Free cash flow (non-GAAP)	$5,734	$4,037	42%

Revenue	$15,672	$14,184

Cash flow from operations as a percent of revenue (GAAP)	42.0%	32.2%
Free cash flow as a percent of revenue (non-GAAP)	36.6%	28.5%

This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate more clearly communicates that discrete tax items are excluded from such rate. The term also helps differentiate from the effective tax rate, which includes discrete tax items. No adjustments are made to the estimated annual effective tax rate when using the term annual operating tax rate.

TI reports 2Q18 financial results and shareholder returns	Page 8

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•	Market demand for semiconductors, particularly in our end markets;
•	Our ability to compete in products and prices in an intensely competitive industry;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;
•

Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

•	Evolving cybersecurity threats to our information technology systems or those of our customers or suppliers;
•	Natural events such as severe weather, geological events or health epidemics in the locations in which we, our customers or our suppliers operate;
•	Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•

Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture or ship our products or operate our business, or subject us to fines, penalties or other legal liability;

•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;

•

Changes in tax law and accounting standards that can impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;

•	A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•	Financial difficulties of our distributors or their promotion of competing product lines to our detriment, or the loss of a significant number of distributors;
•	Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;

TI reports 2Q18 financial results and shareholder returns	Page 9

•

Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and despite changes in the regulatory environment;

•	Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•

Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;
•	Our ability to recruit and retain skilled engineering, management and technical personnel;
•

Our ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of our non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping approximately 100,000 customers transform the future, today. Learn more at www.ti.com.

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